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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 1-8344) pertaining to the Limited Brands, Inc. Savings and Retirement Plan of our report dated May 29, 2003, with respect to the financial statements and supplemental schedule of the Limited Brands, Inc. Savings and Retirement Plan included in this annual report (Form 11-K) for the year ended December 31, 2002.

/s/ Ary, Roepcke & Mulchaey, P.C.

Columbus, Ohio
June 27, 2003